SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 3, 2013

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, First Potomac Realty Trust (the “Company”) provided notice to James H. Dawson, the Company’s Executive Vice President and Chief Operating Officer, that he will no longer serve as the Company’s Chief Operating Officer and his last day of employment with the Company will be October 3, 2013. The Company acknowledges Mr. Dawson’s countless contributions over the past 15 years to the success of the Company. Douglas J. Donatelli, the Company’s Chairman and Chief Executive Officer, will serve as the Company’s interim Chief Operating Officer until a permanent Chief Operating Officer is hired.

In connection with the foregoing, Mr. Dawson will be entitled to receive the amounts owed to him pursuant to Section 2.1(c) of the Employment Agreement, dated October 8, 2003, as amended (the “Employment Agreement”), by and between Mr. Dawson and First Potomac Realty Investment Limited Partnership, the operating partnership of the Company, including the accelerated vesting of certain restricted share and option awards, provided that Mr. Dawson executes the general release in accordance with the terms of, and substantially in the form attached as an exhibit to, the Employment Agreement. A description of the material terms of the Employment Agreement is included under the heading “Executive Compensation—Employment and Related Agreements” in the Company’s Definitive Proxy Statement filed on April 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

September 6, 2013	/s/ Andrew P. Blocher
Andrew P. Blocher
Executive Vice President and Chief Financial Officer